Exhibit 1.3

[Translation]

This is a translation of a document written in Japanese, and has been prepared for reference purpose only.

Share Handling Regulations

(as of September 1, 2022)

Mizuho Financial Group, Inc.

SHARE HANDLING REGULATIONS

OF

MIZUHO FINANCIAL GROUP, INC.

SECTION 1

GENERAL PROVISIONS

Article 1.    (Purposes)

Operations relating to shares of the Company and handling fees therefor shall be governed by these Regulations pursuant to the provisions of the Articles of Incorporation, as well as the rules of Japan Securities Depository Center, Incorporated (hereinafter referred to as “JASDEC”) and the account management agencies, such as the securities companies, etc. (hereinafter referred to as the “Securities Companies, Etc.”), with which a shareholder has opened a transfer account.

Article 2.    (Shareholder Register Manager)

The shareholder register manager of the Company and its handling office shall be as follows:

Shareholder Register Manager:

Mizuho Trust & Banking Co., Ltd.

3-3,Marunouchi 1-chome, Chiyoda-ku, Tokyo

Handling Office:

Stock Transfer Agency Department of the Head Office of Mizuho Trust &

Banking Co., Ltd.

3-3,Marunouchi 1-chome, Chiyoda-ku, Tokyo

SECTION 2

COMMON STOCK

CHAPTER I

GENERAL PROVISIONS

Article 3.    (Applicability of this SECTION)

The provisions of SECTION 1, this SECTION and SECTION 4 shall apply to common stock of the Company listed on a stock exchange.

CHAPTER II

RECORDS IN THE REGISTER OF SHAREHOLDERS, ETC.

Article 4.    (Records in the Register of Shareholders)

1.

The matters described in the register of shareholders shall be changed upon the provision of a notice from JASDEC, such as a notice to all shareholders (excluding the notice (hereinafter referred to as the “Individual Shareholder Notice”) provided for in Article 154, Paragraph 3 of the Law Concerning Book-entry Transfer of Corporate Bonds and Shares, Etc. (hereinafter referred to as the “Transfer Law”)).

2.

In addition to the provisions of the preceding paragraph, in the case of the issuance of new shares or in any other case provided for in the laws and regulations, the matters described in the register of shareholders shall be changed without notice from JASDEC.

3.	Records in the register of shareholders shall be made using the characters/symbols designated by JASDEC.

Article 5.    (Reports Concerning Matters Described in the Register of Shareholders)

1.

Shareholders shall report their names, or trade names, and addresses to the Company through the Securities Companies, Etc. and JASDEC pursuant to the rules of JASDEC. The same procedures shall be taken in the case of any change in the shareholders’ names, or trade names, and addresses.

2.

Notwithstanding the provisions in the preceding paragraph, the matters that are not subject to the reporting obligation to the Company through the Securities Companies, Etc. and JASDEC shall be reported to the shareholder register manager in the designated form.

Article 6.    (Representative of a Corporate Shareholder)

A shareholder that is a corporation shall report one (1) of the representatives to the Company through the Securities Companies, Etc. and JASDEC pursuant to the rules of JASDEC. The same procedures shall be taken in the case of any change in such representative.

Article 7.    (Representative of Shareholders Who Jointly Own Shares)

Shareholders who jointly own shares shall appoint one (1) representative and report his/her name, or trade name, and address to the Company through the Securities Companies, Etc. and JASDEC pursuant to the rules of JASDEC. The same procedures shall be taken in the case of any change in such representative.

Article 8.    (Legal Representative)

A legal representative of a shareholder, such as an agent of a person having parental authority or guardian, shall report his/her name, or trade name, and address to the Company through the Securities Companies, Etc. and JASDEC pursuant to the rules of JASDEC. The same procedures shall be taken in the case of any change or removal of such legal representative.

Article 9.    (Reports of an Address to Which Notices Shall Be Sent to Shareholders, etc., Residing Overseas)

Shareholders and registered stock pledgees or their legal representatives who reside outside Japan shall, either appoint a standing proxy in Japan or designate an address in Japan to which notices shall be sent, and report to the Company, through the Securities Companies, Etc. and JASDEC, pursuant to the rules of JASDEC, the name, or trade name, and address of such standing proxy or an address to which notices shall be sent. The same procedures shall be taken in the case of any change or removal of such standing proxy.

Article 10.    (Method of Identification through JASDEC)

Reports that are submitted to the Company from a shareholder through the Securities Companies, Etc. and JASDEC shall be deemed to have been submitted by such shareholder    himself/herself.

CHAPTER III

Identification of Shareholder

Article 11.    (Identification of Shareholder)

1.

In case a shareholder (including a shareholder who provided the Individual Shareholder Notice) makes requests or exercises any other shareholder rights (hereinafter referred to as the “Requests, Etc.”), such shareholder shall attach to the Requests, Etc., or provide a document certifying that such Requests, Etc. were made by such shareholder himself/herself (hereinafter referred to as the “Evidence”), except where the Company is able to confirm that such Requests, Etc. were made by such shareholder himself/herself.

2.

In case the Requests, Etc. are submitted to the Company by a shareholder through the Securities Companies, Etc. or JASDEC, such Requests, Etc. shall be deemed to have been made by such shareholder himself/herself, and no Evidence is required.

3.

In case the Requests, Etc. are made by a proxy, a power of attorney, on which a shareholder signed or affixed his/her name and seal, shall be attached to the Requests, Etc., in addition to the procedures provided for in preceding two paragraphs. The names, or trade names and addresses of the proxy shall be stated in the power of attorney.

4.	The provisions of the first paragraph and the second paragraph shall apply mutatis mutandis to the proxy.

CHAPTER IV

PROCEDURES FOR EXERCISE OF SHAREHOLDER RIGHTS

Article 12.    (Requests for Delivery of Documents in Paper Form and Statements of Objections)

Any requests for the delivery of documents in paper form stating such matters concerning which electronic provision measures will be taken as provided for in Article 325-5, Paragraph 1 of the Companies Act, including the reference materials, etc. for a general meeting of shareholders, (hereinafter referred to as the “Requests for Delivery of Documents in Paper Form”), and any statements of objections as provided for in Paragraph 5 of the same article of the same act, shall be made in writing in the designated form; provided, however, that the Requests for Delivery of Documents in Paper Form made through the Securities Companies, Etc. and JASDEC shall be made in accordance with the rules of the Securities Companies, Etc. and JASDEC.

Article 13.    (Minority Shareholder Rights)

In case a shareholder directly exercises against the Company the minority shareholder rights, etc., provided for in Article 147, Paragraph 4 of the Transfer Law, the shareholder shall exercise such rights upon providing a document affixed with his/her signature, or name and seal thereon, together with the receipt of the Individual Shareholder Notice.

Article 14.    (Description of Matters that are Proposed by Shareholders in Reference Materials for General Meeting of Shareholders)

If a shareholder proposes matters to be discussed at a general meeting of shareholders and if the Company sets forth a description with regard to reasons for the proposal or matters concerning the appointment of Director(s) or Corporate Auditor(s), etc., in the reference materials for a general meeting of shareholders, and such description exceeds 400 characters, such description may be set forth in the form of an outline pursuant to Article 93, Paragraph 1 of the Regulations for Enforcement of the Companies Act.

Article 15.    (Method of Request for Purchase of Shares Constituting Less Than One (1) Unit)

In the case of a request to purchase shares constituting less than one (1) unit, such request shall be made through the Securities Companies, Etc. and JASDEC pursuant to the rules of JASDEC.

Article 16.    (Method of Determination of Purchase Price)

1.

The purchase price per share of shares constituting less than one (1) unit requested for purchase pursuant to the preceding Article shall be the last reported price on the market established by the Tokyo Stock Exchange on the day on which the request for purchase provided for in the preceding Article is received at the handling office of the shareholder register manager; provided, however, that if the shares are not traded on the market established by the Tokyo Stock Exchange on such day, or if such day falls on a holiday of the said Stock Exchange, the purchase price per share of shares constituting less than one (1) unit shall be the price at which the shares were first sold on the market established by the Tokyo Stock Exchange thereafter.

2.

The purchase price of shares constituting less than one (1) unit shall be the amount obtained by multiplying the purchase price per share of shares constituting less than one (1) unit provided for in the preceding paragraph by the number of such shares constituting less than one (1) unit requested for purchase.

Article 17.    (Payment of Purchase Price)

1.

Unless otherwise provided by the Company, the Company shall pay to the person who has requested for purchase the purchase price determined pursuant to the preceding Article after deducting therefrom the handling fees provided for in Article 53, on the fourth (4th) business day commencing on the day following the day on which the purchase price per share of shares constituting less than one (1) unit is determined, pursuant to the rules of JASDEC; provided, however, that if the purchase price reflects the rights to receive dividends from surplus (including interim dividends, the same shall apply hereinafter) or stock split, etc., such payment shall be made not later than the relevant record date.

2.

The person who has requested for purchase may request that the payment be made by way of transfer to a bank account designated by him/her or by cash payment at Japan Post Bank (Yucho Ginko Genkinbarai).

Article 18.    (Transfer of Purchased Shares)

The shares constituting less than one (1) unit requested for purchase shall be transferred to the transfer account of the Company on the day on which the payment or the payment procedures provided for in the preceding Article have been completed.

Article 19.    (Method of Request for Additional Purchase of Shares Constituting Less Than One (1) Unit)

In case a holder of the shares constituting less than one (1) unit requests the Company to sell to the holder of the shares constituting less than one (1) unit such a number of shares that would, together with the number of shares constituting less than one (1) unit owned by such holder, constitute one (1) unit of shares (hereinafter referred to as the “Request for Additional Purchase”), such request shall be made through the Securities Companies, Etc. and JASDEC pursuant to the rules of JASDEC.

Article 20.    (Request for Additional Purchase of Number of Shares Exceeding the Remaining Number of Shares of Treasury Stock, etc.)

If an aggregate number of shares for which the Requests for Additional Purchase were made on the same day exceeds the number of shares reserved by the Company as treasury stock for sale and the order in which such Requests for Additional Purchase were received is unknown, none of such Requests for Additional Purchase made on such day shall become effective.

Article 21.    (Effective Date of Request for Additional Purchase)

The Request for Additional Purchase shall become effective as of the date on which the written Request for Additional Purchase is received at the handling office of the shareholder register manager.

Article 22.    (Determination of Additional Purchase Price)

1.

The additional purchase price per share of shares constituting less than one (1) unit, for which the Request for Additional Purchase has been made, shall be the last reported price on the market established by the Tokyo Stock Exchange as of the effective date of the Request for Additional Purchase; provided, however, that if the shares are not traded on the market established by the Tokyo Stock Exchange on such day, or if such day falls on a holiday of the said Stock Exchange, the additional purchase price per share of shares constituting less than one (1) unit shall be the price at which the shares were first sold on the market established by the Tokyo Stock Exchange thereafter.

2.

The additional purchase price of shares constituting less than one (1) unit shall be the amount obtained by multiplying the additional purchase price per share of shares constituting less than one (1) unit provided for in the preceding paragraph by the number of such shares constituting less than one (1) unit, for which the Request for Additional Purchase has been made.

Article 23.    (Transfer of Additionally Purchased Shares)

With respect to the shares of treasury stock in the number equivalent to the number of shares for which the Request for Additional Purchase has been made, pursuant to the rules of JASDEC, the shareholder who made a Request for Additional Purchase shall apply for a transfer of such shares of treasury stock to the transfer account of the shareholder who made the Request for Additional Purchase on the day on which it is confirmed that the aggregate amount of the additional purchase price and the handling fees provided for in Article 53, as consideration for additional purchases, have been remitted to the bank account designated by the Company.

Article 24.    (Suspension Period of Request for Additional Purchase)

1.	In each year the Company shall suspend acceptance of the Request for Additional Purchase during the period of ten (10) business days before all of the following dates:

(1)	March 31;

(2)	September 30; and

(3)	Any other date determined by JASDEC, such as the determination date of shareholders.

2.

Notwithstanding the preceding paragraph, the Company may, whenever it deems necessary, establish any other period during which the Company shall suspend acceptance of the Request for Additional Purchase.

CHAPTER V

EXCEPTIONS FOR SPECIAL ACCOUNTS

Article 25.    (Exceptions for Special Accounts)

Identification of the shareholder for whom a special account is opened and any other handling matters concerning such special account shall be governed by the rules of the account management agencies for such special account as well as the rules of JASDEC.

SECTION 3

PREFERRED STOCK

CHAPTER I

GENERAL PROVISIONS

Article 26.    (Applicability of this SECTION)

The provisions of SECTION 1, this SECTION and SECTION 4 shall apply to preferred stock of the Company that is not listed on a stock exchange.

Article 27.    (Liaison Offices of Shareholder Register Manager)

The liaison offices of the shareholder register manager for preferred stock shall be as follows:

All branches in Japan of Mizuho Trust & Banking Co., Ltd.

Article 28.    (Method of Requests and Reports, etc., for Preferred Stock)

1.	All procedures for requests and reports with respect to the business delegated to the shareholder register manager by the Company shall be made to the shareholder register manager.

2.

All procedures for requests and reports provided for in this Article shall be made in the form prescribed by the Company with the seal impression affixed which has been reported in accordance with the provisions of Article 34.

3.	If any requests and reports provided for in the preceding paragraph shall be made by a proxy, a document certifying the authorization of such proxy shall be submitted.

4.

If any requests and reports provided for in the second paragraph shall be required to be made with the consent of a curator (hosanin) or an assistant (hojonin), a document certifying such consent shall be submitted.

Article 29.    (Mutatis Mutandis Application of Procedures for Exercise of Shareholder Rights)

The provisions of Article 12, Article 13 (excluding “together with the receipt of the Individual Shareholder Notice”) and Article 14 shall apply mutatis mutandis to preferred stock.

CHAPTER II

RECORDS IN THE REGISTER OF SHAREHOLDERS, ETC.

Article 30.    (Registration of Transfer of Preferred Stock)

1.

In the case of a request for the written or electronic records on the register of shareholders (hereinafter referred to as the “Registration of Transfer of Preferred Stock”), a designated written request therefor bearing the signatures of both the current shareholder of preferred stock and the acquirer of shares of the preferred stock shall be submitted.

2.

In the case of a request for the Registration of Transfer of Preferred Stock acquired as the result of inheritance, testament or merger of companies, etc. other than assignment, a document certifying such acquisition shall be submitted, in addition to the procedures provided for in the preceding paragraph.

Article 31.    (Registration of Transfer of Preferred Stock Where Special Procedure is Required by Laws or Regulations)

In case where the special procedure is required by laws or regulations for the Registration of Transfer of Preferred Stock, a designated written request therefor shall be submitted, together with a document certifying the completion of such procedures.

CHAPTER III

REGISTRATION OF PLEDGES AND INDICATION OF TRUST ASSETS

Article 32.    (Registration of Pledges and Cancellation Thereof)

In case registration of a pledge or change or cancellation thereof is requested in respect of preferred stock, a designated written request therefor bearing signatures of both the pledgor and the pledgee in respect of preferred stock shall be submitted.

Article 33.    (Indication of Trust Assets and Cancellation Thereof)

In case indication of trust assets or cancellation thereof is requested in respect of preferred stock, a designated written request therefor shall be submitted either by the trustor or the trustee.

CHAPTER IV

NOTIFICATIONS

Article 34.    (Reports of Addresses, Names, and Seal Impressions of Shareholders, etc.)

1.

The shareholders of preferred stock and the registered preferred stock pledgees or their legal representatives shall report their addresses, names and seal impressions by submitting shareholders’ cards, etc.; provided, however, that a foreigner who has the custom of affixing his/her signature may substitute his/her specimen signature for such seal impression.

2.	The same procedures shall be taken in the case of any change in the matters referred to in the preceding paragraph.

Article 35.    (Reports of an Address to Which Notices Shall Be Sent to Shareholders, etc. Residing Overseas)

1.

The shareholders of preferred stock and the registered preferred stock pledgees or their legal representatives who reside outside Japan shall, either appoint a standing proxy in Japan or designate an address to which notices shall be sent, and report thereof, in addition to the procedures provided for in the preceding Article.

2.	The provisions of the preceding Article shall apply mutatis mutandis to the standing proxy.

Article 36.    (Representative of a Corporation)

1.	In case where a shareholder of preferred stock or a registered preferred stock pledgee is a corporation, the name of one (1) of the representatives of such corporation shall be notified.

2.

In the case of any change in the representative provided for in the preceding paragraph, a designated written report therefor shall be submitted, together with such certificate of matters to be registered, etc.

Article 37.    (Representative of Shareholders Who Jointly Own Shares)

1.	The shareholders of preferred stock who jointly own preferred stock shall appoint one (1) representative and report thereof.

2.	The same procedures shall be taken in the case of any change in the representative provided for in the preceding paragraph.

Article 38.    (Representative of Unincorporated Organization)

1.

In case where a shareholder of preferred stock or a registered preferred stock pledgee is an unincorporated organization, the name of one (1) of the representatives of such organization shall be notified.

2.	The same procedures shall be taken in the case of any change in the representative provided for in the preceding paragraph.

Article 39.    (Change in the Register of Shareholders)

In case where a shareholder of preferred stock makes any changes in entry in the register of shareholders for any of the following reasons, a designated report therefor shall be submitted, together with a certified copy of extract of the family register or a certificate of matters to be registered, etc. as the case may be.

(1)	Change of family name or given name;

(2)	Appointment, change or removal of a legal representative such as an agent of a person having parental authority, guardian, etc.;

(3)	Change of trade name or name of a juridical person; or

(4)	Change of corporate organization.

Article 40.    (Mutatis Mutandis Application)

The provisions in this Chapter shall apply mutatis mutandis to the trustor and the trustee of trust assets.

CHAPTER V

PURCHASE OF SHARES OF PREFERRED STOCK CONSTITUTING LESS THAN ONE (1) UNIT

Article 41.    (Method of Request for Purchase of Shares of Preferred Stock Constituting Less Than One (1) Unit)

In the case of a request to purchase shares of preferred stock constituting less than one (1) unit, a designated written request (hereinafter referred to as the “Written Request for Purchase”) therefor shall be submitted at the handling office of the shareholder register manager provided for in Article 2 or any of the liaison offices of the shareholder register manager provided for in Article 27.

Article 42.    (Method of Determination of Purchase Price)

The purchase price of preferred stock constituting less than one (1) unit requested for purchase shall be determined in accordance with the method provided for in the laws and regulations.

Article 43.    (Payment of Purchase Price)

1.

Unless otherwise provided by the Company, the Company shall pay to the person who has requested for purchase, the purchase price determined pursuant to the preceding Article after deducting therefrom the handling fees provided for in Article 53, on the fourth (4th) business day commencing on the day following the day (in case where the purchase price pursuant to the preceding Article has not yet been decided up to such day, the day shall be the decision date of the purchase price pursuant to the same Article) on which the Written Request for Purchase provided for in Article 41 is received at the handling office of the shareholder register manager; provided, however, that if the purchase price reflects the rights to receive dividends from surplus or stock split, etc., such payment shall be made not later than the relevant record date.

2.

The person who has requested for purchase may request that the payment be made by way of transfer to a bank account designated by him/her or by cash payment by Japan Post Bank (Yucho Ginko Genkinbarai) to the address of such person. If this is the case, the payment of the purchase price shall be deemed to be completed, concurrently with arrangement for payment by transfer or by voucher for disbursement through Japan Post Bank (Hurikaeharaidashi-shousho).

Article 44.    (Transfer of Title to Purchased Shares of Preferred Stock Constituting Less Than One (1) Unit)

The title to the shares of preferred stock constituting less than one (1) unit, for which a Request for Purchase has been made, shall be transferred to the Company on the day on which the payment procedures provided for in the preceding Article have been completed.

CHAPTER VI

ADDITIONAL PURCHASE OF SHARES OF PREFERRED STOCK CONSTITUTING LESS THAN ONE (1) UNIT

Article 45.    (Method of Request for Additional Purchase of Shares of Preferred Stock Constituting Less Than One (1) Unit)

In case where a holder of shares of preferred stock constituting less than one (1) unit requests that the Company sell to the holder of the shares of preferred stock constituting less than one (1) unit such number of shares of preferred stock that would, together with the number of shares of preferred stock constituting less than one (1) unit owned by such holder, constitute one (1) share of preferred stock (hereinafter referred to as the “Request for Additional Purchase”), a designated written request (hereinafter referred to as the “Written Request for Additional Purchase”) therefor shall be submitted at the handling office of the shareholder register manager provided for in Article 2 or any of the liaison offices of the shareholder register manager provided for in Article 27.

Article 46.    (Request for Additional Purchase of Number of Shares of Preferred Stock Constituting Less Than One (1) Unit Exceeding the Remaining Number of Shares of Preferred Stock Reserved as Treasury Preferred Stock, etc.)

If an aggregate number of shares of preferred stock constituting less than one (1) unit for which the Requests for Additional Purchase were made on the same day exceeds the number of shares of preferred stock reserved by the Company as treasury stock for sale, none of such Requests for Additional Purchase made on such day shall become effective.

Article 47.    (Effective Date of Request for Additional Purchase)

The Request for Additional Purchase shall become effective as of the date on which the Written Request for Additional Purchase provided for in Article 45 is received at the handling office of the shareholder register manager.

Article 48.    (Suspension Period of Request for Additional Purchase)

1.	In each year the Company shall suspend acceptance of the Requests for Additional Purchase during the period of ten (10) business days before all of the following dates:

(1)	March 31;

(2)	September 30; and

(3)	Any other date determined by JASDEC, such as the determination date of shareholders.

2.

Notwithstanding the preceding paragraph, the Company may, whenever it deems necessary, establish any other periods during which the Company shall suspend acceptance of the Requests for Additional Purchase.

Article 49.    (Method of Determination of Additional Purchase Price)

The additional purchase price of preferred stock constituting less than one (1) unit, for which a Request for Additional Purchase has been made, shall be determined in accordance with the method provided for in the laws and regulations.

Article 50.    (Transfer of Title to Shares of Preferred Stock Constituting Less Than One (1) Unit Purchased Additionally)

The title to the shares of preferred stock constituting less than one (1) unit, for which a Request for Additional Purchase has been made, shall be transferred to the holder of shares of preferred stock constituting less than one (1) unit who made such Request for Additional Purchase on the day on which the Company duly receives the aggregate amount of the additional purchase price provided for in the preceding Article and the handling fees provided for in Article 53, as consideration for the additional purchase.

CHAPTER VII

REQUEST FOR ACQUISITION OF PREFERRED STOCK

Article 51.    (Method of Request for Acquisition)

1.

In case an acquisition of preferred stock is requested, a designated written request therefor shall be submitted at the handling office of the shareholder register manager provided for in Article 2 or any of the liaison offices of the shareholder register manager provided for in Article 27.

2.	The request for acquisition may not be withdrawn after submission of such request.

Article 52.    (Effectiveness of Acquisition)

The acquisition shall be effective concurrently with arrival of the request provided for in the preceding Article at the handling office of the shareholder register manager.

SECTION 4

HANDLING FEES

Article 53.    (Handling Fees)

Handling fees in connection with shares of the Company shall be as follows:

1.

There shall be no handling fees in the case of purchase of shares constituting less than one (1) unit pursuant to Article 15 (Method of Request for Purchase of Shares Constituting Less Than One (1) Unit) and Article 41 (Method of Request for Purchase of Shares of Preferred Stock Constituting Less Than One (1) Unit) and in the case of the sale of shares constituting less than one (1) unit pursuant to Article 19 (Method of Request for Additional Purchase of Shares Constituting Less Than One (1) Unit) and Article 45 (Method of Request for Additional Purchase of Preferred Stock Constituting Less Than One (1) Unit).